                                                                      EXHIBIT 24

                                POWER OF ATTORNEY

By signing this Form 10-K, I hereby appoint each of A. Laurence Jones and William Buchholz as my attorneys-in-fact to sign all amendments to this Form 10-K on my behalf, and file this Form 10-K (including all exhibits and other documents related to the Form 10-K) with the Securities and Exchange Commission. I authorize each of my attorneys-in-fact to (1) appoint a substitute attorney-in-fact for himself and (2) perform any actions that he believes are necessary or appropriate to carry out the intention and purpose of this Power of Attorney. I ratify and confirm all lawful actions taken directly or indirectly by my attorneys-in-fact and by any properly appointed substitute attorneys-in-fact.

Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed by the following persons on behalf of the Registrant in the capacities and dates indicated.

Signature                           Title                                                        Date
---------                           -----                                                        ----
/s/  A. Laurence Jones              President and Chief Executive Officer and Director           March 27, 2001
----------------------              (Principal Executive Officer)
     A. Laurence Jones

/s/  William Buchholz               Senior Vice President of Finance and Administration          March 27, 2001
---------------------               Chief Financial Officer
     William Buchholz               (Principal Financial and Accounting Officer)

/s/  Bradley A. Feld                Co-Chairman of the Board                                     March 27, 2001
---------------------
     Bradley A. Feld

/s/  Gerald A. Poch                 Co-Chairman of the Board                                     March 27, 2001
-------------------
     Gerald A. Poch

/s/  Dennis J. Cagan                Director                                                     March 27, 2001
--------------------
     Dennis J. Cagan

/s/ R. Terry Duryea                 Director                                                     March 27, 2001
-------------------
    R. Terry Duryea

/s/ Pamela H. Patsley               Director                                                     March 27, 2001
---------------------
    Pamela H. Patsley